BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.



Dear Shareholder,

         By now, you should have received the Notice for the Fund's Annual Meeting of Shareholders to be held on November 20, 1997 at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York. EVEN IF YOU HAVE ALREADY DONE SO, PLEASE TAKE A MOMENT TO VOTE NOW BY SIGNING THE ENCLOSED WHITE PROXY CARD AND MAILING IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. Your vote will not be double counted; in a proxy contest, only your last dated proxy card is voted.

         One of the purposes of the meeting is to elect Directors to serve for a specified term and until their successors are duly elected and qualified.
Recently, you were sent proxy material from "Karpus Management, Inc. D/B/A Karpus Investment Management" ("Karpus"), which is seeking to contact Fund shareholders and elect its group of nominees as directors.

         THE BOARD OF DIRECTORS OF THE FUND HAS UNANIMOUSLY REJECTED KARPUS. HERE'S WHY:

1. The proxy materials for Karpus indicate that NONE OF ITS NOMINEES HAS ANY EXPERIENCE SERVING AS DIRECTORS OF A REGULATED INVESTMENT COMPANY AND, UNLIKE YOU, NONE OF KARPUS' NOMINEES OWNS EVEN A SINGLE SHARE OF THE FUND'S STOCK.

2. KARPUS IS SILENT IN ITS PROXY STATEMENT ON SEVERAL ESSENTIAL POINTS: if the Karpus nominees are elected, would Karpus manage the Fund's portfolio, what would the Fund be charged, and if Karpus is not going to manage the portfolio, who will and what is their experience and legal qualification?

3. "Karpus Management, Inc. D/B/A Karpus Investment Management" appears to be proposing major changes, WITHOUT ANY EXPLANATION AS TO WHO WOULD PAY FOR ALL THESE CHANGES AND THE RISKS INVOLVED.

4. KARPUS STATES THAT IT WANTS THE FUND TO PAY FOR ITS COSTLY TAKEOVER FIGHT IF IT DOES TAKE OVER THE FUND. Karpus states that it "intends to seek reimbursement of some or all of such costs from the Fund" -- without explaining why or whether this is even legally permissible. Expenses that Karpus wants the Fund to bear include some or all of its fees for proxy solicitation plus expenses, plus fees for attorneys, printing, and mailing.

         Please help stop this attempt to take over the Fund by Karpus. Please do not sign or return Karpus proxy materials. EVEN IF YOU HAVE ALREADY VOTED, PLEASE VOTE NOW BY SIGNING THE ENCLOSED WHITE PROXY CARD AND MAILING IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. Your vote will not be double counted; in a proxy contest, only your last dated proxy card is voted. Thank you for your attention and assistance in this matter.


                                                     Sincerely,

                                                     The Board of Directors


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[reverse of letter]


Shareholder Communications Corporation ("SCC") has been retained by the Fund to assist in the solicitation of proxies primarily by contacting shareholders by telephone and telegram. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the shareholder's identity. In all cases where a telephonic proxy is solicited, the shareholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of an entity) and the number of shares owned and to confirm that the shareholder has received the Fund's Proxy Statement and proxy card in the mail. Within 48 hours of receiving a shareholder's telephonic voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instruction are not correctly reflected in the confirmation. Shareholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact SCC toll-free at 1-800-733-8481, extension 414. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.



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[outside envelope]

DATED MATERIAL -- URGENT -- OPEN IMMEDIATELY

IMPORTANT NEWS ABOUT YOUR INVESTMENT


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